Exhibit 99.1

Trinity Capital Inc. Reports Third Quarter 2025 Financial Results

Record funding of $471 million

Total Investment Income grows 22.3% year-over-year

Net Asset Value reaches new high of $998 million

PHOENIX, November 5, 2025 – Trinity Capital Inc. (Nasdaq: TRIN) ("Trinity Capital" or “the Company”), a leading alternative asset manager, today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

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Total investment income of $75.6 million, an increase of 22.3% year-over-year.
•
Net investment income (“NII”) of $37.0 million, or $0.52 per basic share. NII grew 25.9% year over year.
•
Net increase in net assets resulting from operations of $27.6 million, or $0.39 per basic share.
•
15.3% Return on Average Equity “ROAE” (NII/Average Equity).
•
6.9% Return on Average Assets “ROAA” (NII/Average Assets).
•
Net Asset Value (“NAV”) of $998.3 million, or $13.31 per share at the end of Q3. NAV increased 31.9% year over year.
•
Total gross investment commitments of $773.0 million.
•
Total gross investments funded of $470.6 million, which was comprised of $272.0 million to 17 new portfolio companies, $175.5 million to 20 existing portfolio companies and $23.1 million to multi-sector holdings.
•
Total investment exits and repayments of $255.7 million, which was comprised of $120.4 million from investments sold to multi-sector holdings, $79.0 million from scheduled/amortizing debt payments, $55.9 million from early debt repayments and refinancings and $0.4 million from warrant and equity sales.
•
23rd consecutive quarter of a consistent or increased regular dividend, with a third quarter distribution of $0.51 per share.

“Our strong third quarter results exhibit the power of our disciplined execution and rigid underwriting, as well as the growing demand across our credit strategies,” said Kyle Brown, Chief Executive Officer of Trinity Capital. “We’re seeing great momentum across our direct lending platform, and we’re bullish on the opportunities ahead as we remain focused on driving exceptional value for our investors and partners.”

Third Quarter 2025 Operating Results

For the three months ended September 30, 2025, total investment income was $75.6 million, compared to $61.8 million for the three months ended September 30, 2024. The effective yield on the average debt investments at cost was 15.0% for the third quarter of 2025, compared to 16.1% for the third quarter of 2024. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events, and may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the third quarter of 2025 were $17.6 million, compared to $15.5 million during the third quarter of 2024. The increase was primarily attributable to higher compensation associated with additional headcount, an increase in professional fees, and higher G&A expenses offset by expenses allocated to the Company’s registered investment adviser subsidiary.

Interest expense for the third quarter of 2025 was $21.0 million, compared to $16.9 million during the third quarter of 2024. The increase was primarily attributable to the increase in weighted average debt outstanding.

Net investment income was approximately $37.0 million, or $0.52 per share based on 71.5 million basic weighted average shares outstanding for the third quarter of 2025, compared to $29.4 million or $0.54 per share for the third quarter of 2024 based on 54.4 million basic weighted average shares outstanding.

During the three months ended September 30, 2025, the Company’s net unrealized appreciation totaled approximately $10.7 million, which included net unrealized appreciation of $8.2 million from its equity investments and net unrealized appreciation of $3.1 million from its debt investments partially offset by net unrealized depreciation of $1.1 million from its warrant investments. Additionally, the Company had $0.5 million net unrealized appreciation attributable to foreign currency forward contracts.

Net realized loss on investments was approximately $20.0 million, primarily due to the extinguishment of one debt position and the conversion of one debt position.

Net increase in net assets resulting from operations was $27.6 million, or $0.39 per share, based on 71.5 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $24.4 million, or $0.45 per share, based on 54.4 million basic weighted average shares outstanding for the third quarter of 2024.

Net Asset Value

Total net assets at the end of the third quarter of 2025 increased by 8.1% to $998.3 million, compared to $923.6 million at the end of the second quarter of 2025. The increase in total net assets was primarily due to accretive ATM issuances and net investment income exceeding the dividend declared, partially offset by net portfolio performance. NAV per share increased to $13.31 per share in the third quarter from $13.27 per share as of June 30, 2025.

Portfolio and Investment Activity

As of September 30, 2025, Trinity Capital’s investment portfolio had an aggregate fair value of approximately $2.2 billion and was comprised of approximately $1.7 billion in secured loans, $318.2 million in equipment financings, and $195.9 million in equity and warrants, across 178 portfolio companies. The Company’s debt portfolio is comprised of 84.3% first-lien loans and 15.7% second-lien loans, with 82.4% of the debt portfolio at floating rates based on principal outstanding.

During the third quarter, the Company originated approximately $773.0 million of total new commitments. Third quarter gross investments funded totaled approximately $470.6 million, which was comprised of $272.0 million of investments in 17 new portfolio companies, $175.5 million of investments in 20 existing portfolio companies and $23.1 million to multi-sector holdings. Gross investment fundings during the quarter for secured loans totaled $370.5 million, equipment financings totaled $56.0 million and warrant and equity investments totaled $44.1 million.

Proceeds received from exits and repayments of the Company’s investments during the third quarter totaled approximately $255.7 million, which included $120.4 million from investments sold to multi-sector holdings, $79.0 million from scheduled/amortizing debt payments, $55.9 million from early debt repayments and refinancings and $0.4 million from warrant and equity sales. The investment portfolio increased by $203.8 million on a cost basis, an increase of 10.2%, and $214.0 million on a fair value basis, an increase of 10.8% as compared to June 30, 2025.

As of the end of the third quarter, loans to three portfolio companies and equipment financings to one portfolio company were on non-accrual status with a total fair value of approximately $20.7 million, or 1.0% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of September 30, 2025 and June 30, 2025 (dollars in thousands):

		September 30, 2025		June 30, 2025
Investment Risk Rating		Investments at	Percentage of	Investments at	Percentage of
Scale Range	Designation	Fair Value	Total Portfolio	Fair Value	Total Portfolio
4.0 - 5.0	Very Strong Performance	$102,624	5.3%	$97,881	5.3%
3.0 - 3.9	Strong Performance	668,545	33.5%	589,329	32.1%
2.0 - 2.9	Performing	1,148,937	57.5%	1,021,331	55.7%
1.6 - 1.9	Watch	42,811	2.1%	97,396	5.3%
1.0 - 1.5	Default/Workout	20,739	1.0%	15,601	0.9%
Total Debt Investments excluding Senior Credit Corp 2022 LLC		1,983,656	99.4%	1,821,538	99.3%
.	Senior Credit Corp 2022 LLC (1)	12,885	0.6%	12,885	0.7%
Total Debt Investments		$1,996,541	100.0%	$1,834,423	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of September 30, 2025, Trinity Capital’s loan and equipment financing investments had a weighted average risk rating score of 2.9, consistent with the score as of June 30, 2025. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of September 30, 2025, the Company had approximately $217.9 million in available liquidity, including $9.5 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $208.4 million in available borrowing capacity under its KeyBank credit facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by Senior Credit Corp 2022 LLC and funds managed by the Company’s wholly owned registered investment adviser subsidiary.

The KeyBank credit facility was expanded under the existing accordion feature by $90 million, bringing total commitments from $600 million to $690 million.

During the third quarter, the Company issued and sold $125.0 million in aggregate principal amount of its unsecured 6.750% Notes due 2030 (the "July 2030 Notes") under its shelf Registration Statement on Form N-2. The proceeds were used to pay down a portion of the existing indebtedness outstanding under the KeyBank credit facility.

As of September 30, 2025, Trinity’s leverage, or debt-to-equity ratio, was approximately 119% as compared to 115% as of June 30, 2025.

During the three months ended September 30, 2025, Trinity utilized its equity ATM offering program to sell 5,318,978 million shares of its common stock at a weighted average price of $15.78 per share, raising $83.0 million of net proceeds.

During the three months ended September 30, 2025, Trinity utilized its debt ATM offering program and during the period issued and sold $0.1 million in aggregate principal amount of its March 2029 Notes (the "ATM March 2029 Notes") and $0.4 million in aggregate principal amount of its September 2029 Notes (the "ATM September 2029 Notes") and raised $0.1 million and $0.4 million, respectively, of net proceeds.

Distributions

On September 17, 2025, the Company’s Board of Directors declared a regular dividend totaling $0.51 per share with respect to the quarter ended September 30, 2025, which was paid on October 15, 2025, to stockholders of record as of September 30, 2025. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

Recent Developments

For the period from October 1, 2025 to November 3, 2025, the Company issued and sold 663,974 shares of its common stock at a weighted-average price of $14.99 per share and raised $9.9 million of net proceeds under its equity ATM offering program.

For the period from October 1, 2025 to November 3, 2025, the Company issued and sold $25.4 million in aggregate principal amount of its ATM March 2029 Notes and $2.6 million in aggregate principal amount of its ATM September 2029 Notes and raised $25.3 million and $2.6 million, respectively, of net proceeds under its debt ATM offering program.

Conference Call

Trinity Capital will hold a conference call to discuss its third quarter 2025 financial results at 12:00 p.m. Eastern Time on Wednesday, November 5, 2025.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ325 if asked, approximately 10 minutes prior to the start of the call. The conference call and presentation will also be available on the investor relations section of the Company’s website at ir.trinitycapital.com.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 12, 2025. To access the replay, please dial (800) 757-4761 or (402) 220-7215. You may also access the webcast replay of the call and the presentation on the investor relations section of the Company’s website at ir.trinitycapital.com.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies. With five distinct business verticals — Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Life Sciences — Trinity Capital stands as a long-term trusted partner for innovative companies seeking tailored debt solutions. Headquartered in Phoenix, Arizona, Trinity Capital's dedicated team is strategically located across the United States and in London (UK). For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn and X (@trincapital).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein, except as required by law. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trinitycapital.com

(480) 852-3950

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $102,382 and $82,391, respectively)	$116,743	$89,249
Affiliate investments (cost of $57,095 and $34,309, respectively)	50,153	34,727
Non-Control / Non-Affiliate investments (cost of $2,045,286 and $1,643,526, respectively)	2,025,465	1,601,594
Total investments (cost of $2,204,763 and $1,760,226, respectively)	2,192,361	1,725,570
Cash and cash equivalents	9,467	9,627
Interest receivable	19,464	16,542
Deferred credit facility costs	6,263	6,586
Other assets	19,380	15,916
Total assets	$2,246,935	$1,774,241

LIABILITIES
KeyBank Credit Facility	$481,600	$113,000
Unsecured Notes, net of $10,858 and $10,327, respectively, of unamortized deferred financing costs and premium/discount	693,041	764,673
Distribution payable	38,244	31,451
Security deposits	4,413	8,472
Accounts payable, accrued expenses and other liabilities	31,373	33,663
Total liabilities	1,248,671	951,259

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 74,988,962 and 61,669,059 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	75	62
Paid-in capital in excess of par	1,015,057	829,626
Distributable earnings/(accumulated deficit)	(16,868)	(6,706)
Total net assets	998,264	822,982
Total liabilities and net assets	$2,246,935	$1,774,241
NET ASSET VALUE PER SHARE	$13.31	$13.35

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$2,809	$2,287	$7,567	$6,223
Affiliate investments	1,866	940	4,116	1,806
Non-Control / Non-Affiliate investments	67,900	55,964	190,278	152,390
Total interest and dividend income	72,575	59,191	201,961	160,419
Fee and other income:
Affiliate investments	731	807	2,020	2,509
Non-Control / Non-Affiliate investments	2,244	1,768	6,436	3,931
Total fee and other income	2,975	2,575	8,456	6,440
Total investment income	75,550	61,766	210,417	166,859

EXPENSES:
Interest expense and other debt financing costs	20,981	16,868	56,681	42,896
Compensation and benefits	13,388	11,528	36,522	31,336
Professional fees	1,936	1,296	5,750	3,354
General and administrative	2,590	2,221	7,303	6,241
Total gross expenses	38,895	31,913	106,256	83,827
Allocated expenses to Trinity Capital Adviser, LLC	(955)	(126)	(1,871)	(126)
Total net expenses	37,940	31,787	104,385	83,701

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	37,610	29,979	106,032	83,158
Excise tax expense	644	619	1,881	1,897
NET INVESTMENT INCOME	36,966	29,360	104,151	81,261

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	—	—	(3,916)
Affiliate investments	(19,039)	—	(19,039)	—
Non-Control / Non-Affiliate investments	(986)	(13,880)	(11,402)	(15,100)
Net realized gain/(loss) from investments	(20,025)	(13,880)	(30,441)	(19,016)

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(411)	1,151	7,503	7,407
Affiliate investments	308	1,516	(2,153)	3,442
Non-Control / Non-Affiliate investments	10,807	6,253	17,084	(3,356)
Net change in unrealized appreciation/(depreciation) from investments	10,704	8,920	22,434	7,493

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$27,645	$24,400	$96,144	$69,738

NET INVESTMENT INCOME PER SHARE - BASIC	$0.52	$0.54	$1.56	$1.61
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.52	$0.52	$1.56	$1.54

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.39	$0.45	$1.44	$1.38
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.39	$0.43	$1.44	$1.33

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	71,467,831	54,412,566	66,677,623	50,455,373
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	71,467,831	58,373,696	66,677,623	54,416,503